SIXTH AMENDMENT TO THE
                     PRINCIPAL VARIABLE CONTRACTS FUND, INC.
                             SUB-ADVISORY AGREEMENT

Agreement executed as of the 10th day of December, 2001, to amend the Sub-Advisory Agreement executed as of July 1, 1997 (and including any subsequent amendments thereafter) by and between Princor Management Corporation (now known as Principal Management Corporation) (hereinafter called the "Manager") and Invista Capital Management, Inc., (now known as Invista Capital Management, LLC) (hereinafter called "Invista").

WHEREAS, in the Sub-Advisory Agreement, Manager retained Invista to furnish it with portfolio selection and related research and statistical services in connection with the investment advisory services which the Manager has agreed to provide to the Principal Variable Contracts Fund, Inc. (hereinafter called the "Fund"); and

WHEREAS, the Manager and Invista now wish to amend the Sub-Advisory Agreement;

NOW, THEREFORE, in consideration of the terms and conditions set forth hereinafter, the parties agree that effective January 1, 2002 Schedule A will read as follows:

                                   SCHEDULE A
          Balanced Account (Equity Securities Only)            0.086%
          Blue Chip Account                                    0.070%
          Capital Value Account                                0.100%
          Growth Account                                       0.070%
          International Account                                0.110%
          International Emerging Markets Account               0.500%
          International SmallCap Account                       0.500%
          MidCap Account                                       0.100%
          SmallCap Account                                     0.250%
          LargeCap Stock Index Account                         0.015%
          Utilities Account                                    0.070%

                                      Principal Management Corporation

                                                /s/ Ralph C. Eucher
                                      by:____________________________


                                      Invista Capital Management, LLC

                                               /s/ Richard W. Hibbs
                                      by:____________________________